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                                                                  Exhibit 4



                                JOINT FILING AGREEMENT

     This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, $.10 par value per share, of Everest & Jennings International Ltd., a Delaware corporation, is being filed on behalf of the undersigned.

     Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, each person on whose behalf the Statement is filed is responsible for the timely filing of such Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  September 13, 1996

                                             GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                             By: /s/ Richard S. Kolodny
                                             ______________________________
                                             Name:  Richard S. Kolodny
                                             Title: Vice President, General
                                             Counsel and Secretary



                                             E&J ACQUISITION CORP.


                                             By: /s/ Richard Kolodny
                                             _____________________________
                                             Name:  Richard S. Kolodny
                                             Title: Vice President, General
                                                      Counsel and Secretary